                                                                     EXHIBIT 5.1


          FORM OF OPINION TO BE DELIVERED BY APPLEBY SPURLING & KEMPE
          -----------------------------------------------------------




                                                .  .    2000



TyCom Ltd.
The Zurich Centre
Second Floor
Suite 201
90 Pitts Bay Road
Pembroke  HM 08


Dear Sirs

TyCom Ltd. (the "Company")
--------------------------

We have acted as legal counsel in Bermuda to the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933 of a registration statement (the "Registration Statement") on form S-1 in relation to an offer (the "Offer") by the Company and (if the over-allotment option is exercised) by TGN Holdings Ltd. (the "Selling Shareholder") of an aggregate of up to common shares of par value US$0.25 each in the Company ("Common Shares"). Of the total of Common Shares, shares are being offered by the Company (the "Company Shares") and (if the over-allotment option is exercised) up to shares will be offered by the Selling Shareholder (the "Selling Shareholder Shares").

Unless otherwise defined in this opinion or the Schedule to it, capitalised terms have the meanings assigned to them in the Registration Statement.

For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion (the "Documents").

Assumptions
-----------

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, electronic or photostatic copies;

(b)  the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents (other than directors or officers of the Company);

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e)  that the records which were the subject of the search made on  .  .    2000
     of the Register of Companies at the office of the Registrar of Companies referred to in paragraph 7 of the Schedule to this opinion were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered; and

(f) that the price at which the Company Shares are agreed to be issued pursuant to the underwriting agreement as referred to in the Registration Statement is equal to or greater than their par value per share of US$0.25.

Opinion
-------

Based upon and subject to the foregoing, and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda and is in good standing under the laws of Bermuda.

(2) The Company Shares have been duly created as authorised but unissued Common Shares and, when duly resolved by the board of directors of the Company to be issued and allotted, and paid for, as contemplated by the underwriting agreement as referred to in the Registration Statement, will be duly authorised, validly issued, fully-paid and non-assessable shares of the Company.

(3) The Selling Shareholder Shares, recorded in the Share Register as fully-paid, are duly authorised, validly issued, fully paid and non-assessable shares of the Company.

Reservations
------------

We have the following reservations:

(a) We express no opinions as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid Common Shares, (subject to any contrary provision in any agreement between the Company and the holders of such shares) that no holder of such Common Shares shall be bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d) Searches of the Register of Companies at the office of the Registrar of Companies are not conclusive and it should be noted that the Register of Companies does not reveal:

     (i) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded; or

     (ii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(e)  In order to issue this opinion we have carried out the search referred to
     in paragraph 7 of the Schedule to this opinion at [    ] am/pm on .  .
     2000 and have not enquired as to whether there has been any change since that time and date.

(f) In this opinion, the term "good standing" means only that the Company has received a certificate of compliance from the Registrar of Companies in Hamilton, Bermuda.

Disclosure
----------

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission for the purposes of registering its Common Shares under the Securities Act of 1933. We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the heading "Legal Matters" in the Registration Statement in the form in which it appears.

This opinion is addressed to the Company solely for the benefit of the Company and (save as referred to in the preceding paragraph) is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent, except as may be required by law. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

                                  THE SCHEDULE
                                  ------------


1. An electronic copy of Amendment No. . to the Registration Statement (which includes a prospectus in relation to the Company) relating to the Offer (excluding the exhibits thereto and the documents incorporated by reference therein).

2.  Certified copies dated  .  .  2000 of :-

     2.1 the written resolutions of the sole shareholder of the Company passed on . . 2000; and

     2.2 the minutes of the meeting of the board of directors of the Company held on . . 2000 [others ? - if more than one relevant board minute]

     (together, the "Resolutions");

3.  Certified copies dated     .  .  2000 of :-

     3.1  the certificate of incorporation of the Company;

     3.2  the memorandum of association of the Company; and

     3.3  the bye-laws of the Company

     (together, the "Constitutional Documents").

4. A copy of a letter dated . . 2000 evidencing the consent of the Bermuda Monetary Authority to the issue by the Company of the Company Shares and the transfer by the Selling Shareholder of the Selling Shareholder Shares.

5.   A certified copy dated .  .  2000 of the register of shareholders of the
     Company as at     .  .  2000 (the "Share Register").

6.  [An officer's certificate dated  .  .  2000 and issued by [           ] as
    [         ] of the Company on which we have relied for the purposes of our statements in opinion paragraphs 2 and 3].

7. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the offices of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on . . 2000 in respect of the Company.

8. A certificate of compliance dated . . 2000 issued by the Registrar of Companies, Hamilton, Bermuda in respect of the Company.